UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005 (July 1, 2005)

                               Kaman Corporation
            (Exact name of registrant as specified in its charter)


                                  Connecticut
                (State or other jurisdiction of incorporation)


                    0-1093                                     06-0613548
           (Commission File Number)                          (IRS Employer
                                                          Identification No.)

           1332 Blue Hills Avenue,
           Bloomfield, Connecticut                               06002
   (Address of principal executive offices)                    (Zip Code)


                                (860) 243-7100
              Registrant's telephone number, including area code

                                Not Applicable
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.   Other Events.

         On July 1, 2005, as permitted under the Company's previously disclosed recapitalization agreement with members of the Kaman family, the Company's Board of Directors decided to submit certain questions to arbitration as to whether or not the proposed transaction contemplated by the previously disclosed agreement between the Kaman family and Mason Capital Management constitutes a "qualifying alternative transaction" under the recapitalization agreement. The Company expects to make a submission to the arbiter by Wednesday, July 6, 2005. Once the Company makes its submission, the Kaman family will have two business days to respond to the Company's submission. Once the arbiter has received both parties' submissions, he will have ten business days to render his decision. If the arbiter decides that the proposed transaction constitutes a "qualifying alternative transaction", the Board of Directors of the Company will have five business days to determine whether or not to submit a substitute recapitalization proposal to the Company's shareholders for approval.

         Further detail on the proposed recapitalization and recapitalization agreement can be found in the recapitalization agreement, which was filed as
Exhibit 2.1 to a Form 8-K filed by the Company on June 8, 2005.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            KAMAN CORPORATION


                                            By: /s/ Robert M. Garneau
                                               -----------------------------
                                               Robert M. Garneau
                                               Executive Vice President and
                                               Chief Financial Officer


Dated: July 1, 2005